AMENDMENT TO PARTICIPATION AGREEMENT

Regarding

RULES 30e-1 and 498A

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (this “Amendment”) is made this 27th day of June, 2025, by and between VANGUARD VARIABLE INSURANCE FUND (the “Fund”), THE VANGUARD GROUP, INC. (the “Sponsor”), VANGUARD MARKETING CORPORATION (the “Distributor”), and Transamerica Life Insurance Company (the “Company”), on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement defined below (collectively, the “Parties”).

WITNESSETH:

WHEREAS, the Parties entered into that certain Participation Agreement dated as of May 7, 2001, as amended to date (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to reflect that the Company intends to comply with the requirements, terms and conditions of Rule 30e-1 under the Investment Company Act of 1940 (“Rule 30e-1”) and Rule 498A under the 1933 Act (“Rule 498A”) in order to satisfy its obligations to deliver shareholder reports to owners of the Variable Insurance Products (as defined in the Agreement) (“Contract Owners”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:
1.
The foregoing WHEREAS clauses are hereby incorporated by reference.
2.
Definitions.  Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned to them in the Agreement.
3.
Amendment.  The Agreement is hereby amended as follows:
a.
The Amendment to the Participation Agreement, dated July 7, 2023, concerning Rule 30e-3 of the Investment Company Act of 1940 (“Rule 30e-3”) is hereby deleted.
b.
The Funds will provide the Company upon its request with copies of summary prospectuses and supplements thereto in the same manner and at the same time that the Funds provide the Company with statutory prospectuses. The Funds represent and warrant that the summary prospectuses and any supplements provided thereto will comply with the requirements of Rule 498 of the 1933 Act (“Rule 498”) applicable to its Funds.
c.
The Company represents and warrants that its use of the summary prospectuses and supplements, its website and the manner and procedures related to its hosting of the summary prospectuses and supplements on its website will at all times comply with the requirements of Rule 498. The Funds, at their sole cost and expense, shall provide the Company with summary prospectuses containing the appropriate hyperlinks required by Rule 498 and such other documentation that may be required by Rule 498. The Company shall provide the Funds with the website URL(s) that will serve as the hyperlinks within the summary prospectus and other required documentation and the Company shall be responsible for maintaining the required documents at such website URLs for the requisite period set forth in Rule 498.
d.
The Funds shall be responsible for preparing and providing the materials required by Rule 30e-1 under the 1940 Act (“Rule 30e-1”) and Items 27(d)(4) and 27(d)(5) of Form N-1A (collectively, the “Required Materials,”) which may include, among other things:
i.
Current Annual Reports and Semi-Annual Reports to Shareholders (i.e. “Tailored Shareholder Reports”);
ii.
Current Annual or Semi-Annual Financial Statements;
iii.
Quarterly Portfolio Holdings;
iv.
Portfolio Holdings for Most Recent First and Third Fiscal Quarters; and Proxy Voting Policies specified in Item 17(f) of Form N-1A and the most recently filed report on Form N-PX.
e.
The Funds shall host and maintain the website specified in paragraph (b)(2)(i) of Rule 30e-1, so that the relevant Required Materials are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph.
f.
The Funds shall be responsible for the content and substance of the Required Materials as provided to the Company, including, but not limited to, the accuracy and completeness of the Required Materials. Without limiting the generality of the foregoing in any manner, the Funds shall be responsible for ensuring that the Required Materials as provided to the Company:
i.
Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and
ii.
Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
g.
The Funds shall be responsible for preparing and providing the following “Fund Documents,” as specified in paragraph (j)(1)(iii) of Rule 498A:
i.
Summary Prospectus for the Funds
ii.
Statutory Prospectus for the Funds
iii.
Statement of Additional Information (“SAI”) for the Funds; and
iv.
Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Funds.
h.
The Funds shall provide the Fund Documents specified in Paragraphs 3(h)(i), (ii), and (iii) above to the Company (or its designee) on a timely basis (to facilitate the required website posting) and provide updated versions as necessary, to facilitate a continuous offering of the Fund Company’s securities and the Contracts. The Funds shall provide the Shareholder Reports specified in Paragraph 3(h)(iv) above within 60 days after the close of each of the Fund’s reporting periods (in accordance with Rule 30e-1 under the 1940 Act).
i.
The Funds shall provide the Fund Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that:
i.
are both human-readable and capable of being printed on paper in human-readable format (in accordance with paragraph (h)(2)(i) of Rule 498A);
ii.
permit persons accessing the Statutory Prospectus and SAI to move directly back and forth between each section heading in a table of contents of such document and the section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A); and
iii.
permit persons accessing the Fund Documents to permanently retain, free of charge, an electronic version of such materials that meet the requirements of subparagraphs 3(j)(i) and (ii) above (in accordance with paragraph (h)(3) of Rule 498A).
j.
The Company shall host and maintain the website specified in paragraph (j)(1)(iii) of Rule 498A, so that the Fund Documents are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph, provided that the Funds fulfill their obligations under this Amendment.
k.
The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Variable Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A. The Funds shall ensure that a summary prospectus is used for the Funds, in accordance with paragraph (j)(1)(ii) of Rule 498A.
l.
The Funds shall provide such data regarding each Fund’s expense ratios and investment performance as the Company shall reasonably request, to facilitate the registration and sale of the Variable Contracts.  Without limiting the generality of the foregoing, the Funds shall provide the following Fund expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statements for the Variable Contracts (and as otherwise reasonably requested by the Company), but in no event later than eighty (80) calendar days after the close of each Fund’s fiscal year:
i.
the gross “Annual Fund Company Expenses” for each Fund calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 16 to Item 4 of Form N-4, and (ii) Instruction 4(a) to Item 4 of Form N-6); and
ii.
the net “Annual Fund Company Expenses” (aka “Total Annual Fund Operating Expenses”) for each Fund calculated in accordance with Item 3 of Form N-1A, that include any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 17 to Item 4 of Form N-4 and (ii) Instruction 4 to Item 17 of Form N-4, and (iii) Instruction 4(b) to Item 4 of Form N-6, and (iv) Instruction 4 to Item 18 of Form N-6)), and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by the Funds; and
iii.
the “Average Annual Total Returns” for each Fund (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for the 1, 5, and 10 year periods, and in accordance with (i) Instruction 7 to Item 17 of Form N-4, and (ii) Instruction 7 to Item 18 of Form N-6)).
4.
No Other Amendments.  Except as specifically modified herein, the Agreement remains in full force and effect.
5.
Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  This Amendment shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto.  For the purposes hereof, a facsimile copy or a copy emailed in electronic format of this Amendment, including the signature pages hereto, shall be deemed an original.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By: /s/ John Schadl
Name: John Schadl
Title: Assistant Secretary

THE VANGUARD GROUP, INC.

By: /s/ Carolyn Sherry
Name: Carolyn Sherry
Title: Principal, Head of US Middle Office & TA

VANGUARD MARKETING CORPORATION

By: /s/ Carolyn Sherry
Name: Carolyn Sherry
Title: Principal, Head of US Middle Office & TA

Transamerica Life Insurance Company, on its own behalf and on behalf of each separate account of the Company

By: /s/ Ben Wadsley
Name: Ben Wadsley
Title: Head of Product and Pricing